Exhibit 4.8

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER OF THIS WARRANT, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

[_______________]

WARRANT

TO PURCHASE SHARES OF SERIES F PREFERRED STOCK OF

CASTLE BIOSCIENCES, INC.

THIS CERTIFIES that, for value received, [__________] (the “Investor”), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date set forth in Section 2 below and on or prior to the close of business on the fifth (5th) anniversary of the date hereof (the “Expiration Date”), but not thereafter, to subscribe for and purchase, from CASTLE BIOSCIENCES, INC., a Delaware corporation (the “Company”), [_______] shares of the Company’s Series F Preferred Stock (the “Shares”) at a purchase price of $[____] per share (the “Exercise Price”).  The Exercise Price and the number of Shares for which this Warrant is exercisable shall be subject to adjustment as provided herein.  This Warrant is one of the Warrants issued pursuant to that certain Second Series F Preferred Stock and Warrant Purchase Agreement of even date herewith by and among the Company and the Investors (as defined therein) (as may be amended from time to time, the ‘‘Purchase Agreement”).

Immediately prior to the closing of the Company’s initial public offering of its Common Stock (the “IPO”), this warrant shall become exercisable for that number of shares of the Company’s Common Stock into which the Shares would then be convertible, so long as the Shares, if this warrant has been exercised prior to such offering, would have been converted into shares of the Company’s Common Stock pursuant to the automatic conversion provisions (or otherwise) of the Company’s Seventh Amended and Restated Certificate of Incorporation (as the same may be amended from time to time).

1.          Title of Warrant.  Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the registered holder of this Warrant (the “Holder”) in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed; provided that, if not already a party thereto, the transferee will agree in writing to be subject to the terms of the applicable Agreements (as defined in the Purchase Agreement) upon the acquisition of any Shares pursuant to the exercise of this Warrant.

2.         Exercise of Warrant.

(a)          The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time after the Closing (as defined in Purchase Agreement) and before close of business on the Expiration Date, by the surrender of the following to the Company at its office located in Friendswood, Texas (or such other office or agency of the Company as it may designate by notice in writing to the Holder):

(i)          this Warrant;

(ii)         an executed copy of the Notice of Exercise annexed hereto; and

(iii)       payment of the Exercise Price (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the Holder, if any, at the time of exercise in an amount equal to the aggregate Exercise Price of the Shares thereby purchased).

(b)          Upon the proper exercise of this Warrant, the Holder shall be entitled to receive a certificate for the number of Shares so purchased.  The Company agrees that if at the time of the surrender of this Warrant and purchase the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

(c)          Certificates for the Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

(d)          The Company covenants that the Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.

3.          Net Exercise.  Notwithstanding any provisions herein to the contrary, if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment as specified in Section 2(a)(iii) hereof, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed copy of the Notice of Exercise annexed hereto in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

 X = Y (A-B)
A

Where

X =	the number of Shares to be issued to the Holder;

Y =	the number of Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

A =	the fair market value of one Share (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 3 in connection with the IPO, the fair market value per share shall be the product of (i) the per share offering price to the public of the IPO, and (ii) the number of shares of the Company’s Common Stock into which each Share is convertible at the time of such exercise.

4.          No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a Share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the Exercise Price shall be paid in cash to the Holder.

5.          Charges, Taxes and Expenses. Issuance of certificates for the Shares issued upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for such Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for the Shares, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6.          No Rights as Stockholders.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof.

7.          Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.

The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the Holder.  This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8.          Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9.           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

10.          Early Termination and Dilution.

(a)          Merger, Sale of Assets, etc.  If at any time the Company proposes to (i) consolidate with merge with, sell or convey all or substantially all of its assets to any other corporation, or effect some other form of reorganization, or (ii) effect a registered public offering of its shares, then the Company shall give the Holder thirty (30) days notice of the proposed effective date of such transaction and if this Warrant has not been exercised by the effective date of such transaction this Warrant shall terminate.

(b)          Reclassification, etc.  If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.  If shares of the Company’s Series F Preferred Stock (the “Series F Preferred”) are subdivided or combined into a greater or smaller number of shares of the Series F Preferred, the Exercise Price shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of shares of Series F Preferred to be outstanding immediately after such event bears to the total number of shares of Series F Preferred outstanding immediately prior to such event.

(c)          Cash Distributions.  No adjustment on account of cash dividends or interest on the Shares or other securities purchasable hereunder will be made to the Exercise Price.

(d)          Authorized Shares.  The Company covenants that during the period in which this Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Series F Preferred a sufficient number of shares to provide for the issuance of the Shares.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares.

11.          Miscellaneous.

(a)          Issue Date.  The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof.  This Warrant shall be binding upon any successors or assigns of the Company.  This Warrant shall be governed by and construed under the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

(b)          Restrictions.  The Holder acknowledges that the Shares may be subject to transfer and sale restrictions imposed by state and federal securities laws or pursuant to Company agreements.  The Holder understands and agrees that all certificates evidencing the shares of stock issuable hereunder may bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFORM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(c)          Waivers and Amendments.  With the consent of the Record Holders (as defined below) holding rights to purchase more than fifty percent (50%) of the shares issuable upon exercise of the then outstanding Series F Warrants (as defined below), the obligations of the Company and the rights of the Record Holders may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Warrants; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage which is required for consent to any waiver or supplemental agreement, without the consent of all of the Record Holders of the then outstanding Warrants.  As used in this paragraph 10(c), (i) “Series F Warrants” shall mean the “Series F Warrants” as issued pursuant to and defined in the Purchase Agreement, and (ii) the “Record Holders” shall be the record holders of all outstanding Warrants.

(d)          Market Stand-Off Agreement.  The Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares (or other securities) held by such Holder, for a period of time specified by the representative of the underwriters of the Company’s Common Stock (or other securities) not to exceed 180 days following the effective date of a registration statement of the Company filed under the Act (or such longer period as necessary to permit compliance with NASD Rule 2711 or NYSE Member Rule 472 and similar or successor regulatory rules and regulations).  The Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares (or other securities) held by such Holder until the end of such period.  The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10(d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

IN WITNESS WHEREOF, CASTLE BIOSCIENCES, INC, has caused this Stock Purchase Warrant to be executed by its officer thereunto duly authorized as of the date first set forth above,

CASTLE BIOSCIENCES, INC.

By

Name:
Title:

AGREED AND ACKNOWLEDGED:

[________________]

By:

Name:

Title:

Address:

Castle Biosciences, Inc.
Signature Page To Warrant To Purchase Series F Preferred Stock

NOTICE OF EXERCISE

To:          CASTLE BIOSCIENCES, INC.

(1)          The undersigned hereby elects to purchase _________ shares of Series F Preferred Stock of CASTLE BIOSCIENCES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate purchase price of such shares of Series F Preferred Stock in full, together with all applicable transfer taxes, if any.

(2)          Please issue a certificate of certificates representing said shares of Series F Preferred Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)          The undersigned represents that the aforesaid shares of Series F Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

[________________]

By:

Name:

Title:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

(Please Print)

whose address is
(Please Print)

Dated: __________________________________ , 20__

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.